Exhibit 99.1

INDEX TO FINANCIAL STATEMENTS

                                                                                                                                                                                                                                                          Page

Report of Independent Registered Public Accounting Firm                                                                                                                                     1

Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties
Acquired from Newfield Exploration Company for the years ended
December 31, 2006, 2005 and 2004                                                                                                                                                                                              2

Notes to Statements of Revenues and Direct Operating Expenses of Certain Oil and Gas Properties
Acquired from Newfield Exploration Company                                                                                                                                                                       3

Supplementary Financial Information — Supplementary Oil and Gas Disclosures — Unaudited                              5

Unaudited Interim Statements of Revenues and Direct Operating Expenses of Certain
Oil and Gas Properties Acquired from Newfield Exploration Company                                                                                                                              8

Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of Certain
Oil and Gas Properties Acquired from Newfield Exploration Company                                                                                                                              9

Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors of Newfield Exploration Company:

We have audited the accompanying statements of revenues and direct operating expenses of certain oil and gas properties acquired from Newfield Exploration Company for the years ended December 31, 2006, 2005 and 2004. These financial statements are the responsibility of the management of Newfield Exploration Company.  Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.  The accompanying financial statements were prepared on the basis of accounting described in Note 1 for the purpose of complying with the rules and regulations of the Securities and Exchange Commission and are not intended to be a complete presentation in conformity with accounting principles generally accepted in the United States of America. In our opinion, the financial statements referred to above present fairly, in all material respects, the revenues and direct operating expenses of certain oil and gas properties acquired from Newfield Exploration Company for the years ended December 31, 2006, 2005 and 2004, in conformity with the basis of accounting described in Note 1.

/s/ PricewaterhouseCoopers LLP
Houston, Texas
July 24, 2007

Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties Acquired from Newfield Exploration Company

	Year Ended December 31,
	2006	2005	2004
	(In thousands)

Revenues	$619,307	$738,396	$713,282
Direct operating expenses	152,383	112,049	88,074
Revenues in excess of direct operating expenses	$466,924	$626,347	$625,208

The accompanying notes are an integral part of these statements.

Notes to Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties Acquired from Newfield Exploration Company

1.      Background and Basis of Presentation

On June 20, 2007, Newfield Exploration Company (“Newfield”) entered into a purchase and sale agreement with McMoRan Exploration Co. (“MMR”) whereby MMR will acquire all of Newfield’s producing properties in the shallow water Gulf of Mexico (the “Newfield Properties”) for a total cash consideration of $1.1 billion and the assumption of liabilities associated with the abandonment of wells and platforms. The agreement is effective as of July 1, 2007.

The accompanying audited statements include revenues directly associated with oil, natural gas and natural gas liquids production and direct lease operating expenses associated with the Newfield Properties.  For purposes of these statements, all properties identified in the purchase and sale agreement are included herein.  Because the Newfield Properties were not separate legal entities, the accompanying statements vary from an income statement in that they do not show certain expenses that were incurred in connection with ownership and operation of the Newfield Properties including, but not limited to, general and administrative expenses, interest and corporate income taxes.  These costs were not separately allocated to the properties in the accounting records of the Newfield Properties.  In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Newfield Properties had they been MMR’s properties due to the differing size, structure, operations and accounting of Newfield and MMR.  The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which MMR would incur upon the allocation of purchase price paid for the Newfield Properties.  Furthermore, a balance sheet has not been presented for the Newfield Properties due to the lack of segregated or easily obtainable data regarding their historical cost and related working capital balances.  Accordingly, the historical statements of revenues and direct operating expenses of the Newfield Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

Revenue Recognition – Substantially all of the natural gas and oil production associated with the Newfield Properties was sold to a variety of purchasers under short-term (less than 12 months) contracts at market sensitive prices.  Revenue is recorded when production is delivered to the customer and collectibility is reasonably assured.  Revenues from the production of oil and gas in which Newfield has joint ownership are recorded under the sales method.  Differences between these sales and Newfield’s entitled share of production were not significant.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Newfield Properties.  The direct operating expenses include lease operating, processing, and production and other tax expense.  Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses.  Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, facilities and insurance directly related to oil and natural gas production activities.  Production and other taxes consist of severance and ad valorem taxes.

2.      Commitments and Contingencies

Pursuant to the terms of the Purchase and Sale Agreement between Newfield and MMR, any litigation pending as of the effective date or any matters related to personal injury claims, royalty obligations, payment obligations arising in the ordinary course of business, and fines and penalties imposed by environmental agencies arising in connection with the ownership of the Newfield Properties prior to the effective date are retained by Newfield and MMR will be indemnified for such matters for a period of 3 years after the closing date.

Notwithstanding this indemnification, management of Newfield is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

Notes to Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties Acquired from Newfield Exploration Company

3.      Insurance Recoveries

In 2005, the Gulf of Mexico region experienced the impact of Hurricanes Katrina and Rita, which resulted in significant production deferrals and damage to infrastructure, pipelines and processing facilities.  Newfield maintained insurance coverage against many of the operating risks associated with exploration and production in the Gulf of Mexico.  The Newfield Properties experienced insurable damages that were partially offset by insurance benefits.  For the year ended December 31, 2006, $16.9 million of hurricane-related repair and clean up expenses in excess of insurance benefits are included in direct operating expense in the statements of revenues and direct operating expenses presented on page 2.  For the year ended December 31, 2005, all hurricane-related repairs and clean up expenses were covered by insurance benefits.

Supplementary Financial Information
Supplementary Oil and Gas Disclosures — Unaudited

Users of this information should be aware that the process of estimating quantities of “proved” and “proved developed” natural gas and crude oil reserves is very complex, requiring significant subjective decisions in the evaluation of all available geological, engineering and economic data for each reservoir. The data for a given reservoir also may change substantially over time as a result of numerous factors, including additional development activity, evolving production history and continual reassessment of the viability of production under varying economic conditions. Consequently, material revisions to existing reserve estimates occur from time to time.

Estimated Net Quantities of Proved Oil and Gas Reserves

The following table sets forth the total net proved reserves and the total net proved developed reserves and the changes in the total net proved developed and undeveloped reserves for each of the periods indicated below, as estimated by Newfield’s petroleum engineering staff for the Newfield Properties:

	Oil, Condensate and Natural Gas Liquids (MBbls)	Natural Gas (MMcf)	Total (MMcfe)
Proved developed and
undeveloped reserves as of:
December 31, 2003	19,869	346,419	465,637
Revisions of previous estimates	(847)	(15,993)	(21,064)
Extensions, discoveries and other additions	1,702	39,230	49,441
Purchases of properties	213	55,914	57,188
Production	(4,034)	(94,225)	(118,432)
December 31, 2004	16,903	331,345	432,770
Revisions of previous estimates	756	(36,435)	(31,878)
Extensions, discoveries and other additions	365	24,336	26,525
Purchases of properties	330	1,121	3,100
Production	(3,574)	(74,274)	(95,721)
December 31, 2005	14,780	246,093	334,796
Revisions of previous estimates	128	2,236	2,968
Extensions, discoveries and other additions	1,034	43,084	49,286
Purchases of properties	3	1,040	1,056
Production	(2,264)	(69,494)	(83,079)
December 31, 2006	13,681	222,959	305,027

Proved developed reserves as of:
December 31, 2003	19,492	321,012	437,968
December 31, 2004	15,329	289,556	381,534
December 31, 2005	11,716	214,760	285,084
December 31, 2006	11,992	200,219	272,145

Supplementary Financial Information
Supplementary Oil and Gas Disclosures — Unaudited — (Continued)

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves

The following information was developed utilizing procedures prescribed by SFAS No. 69, “Disclosures about Oil and Gas Producing Activities.” The information is based on estimates prepared by Newfield’s petroleum engineering staff. The “standardized measure of discounted future net cash flows” should not be viewed as representative of the fair market value of the proved reserves.  The calculations of revenues and costs do not necessarily represent the amounts to be received or expended.

Newfield believes that in reviewing the information that follows the following factors should be taken into account:

•	future costs and sales prices will probably differ from those required to be used in these calculations;

•	actual rates of production achieved in future years may vary significantly from the rates of production assumed in the calculations;

•	a 10% discount rate may not be reasonable as a measure of the relative risk inherent in realizing future net oil and gas revenues; and

•	future net revenues may be subject to different rates of income taxation.

Under the standardized measure, future cash inflows were estimated by applying year-end oil and gas prices applicable to these reserves to the estimated future production of year-end proved reserves.  Future cash inflows were reduced by estimated future development, abandonment and production costs based on year-end costs in order to arrive at net cash flows before tax.  Future income tax expense has been computed by applying year-end statutory tax rates to aggregate future pre-tax net cash flows.  Use of a 10% discount rate and year-end prices and costs are required by SFAS No. 69.

Supplementary Financial Information
Supplementary Oil and Gas Disclosures — Unaudited — (Continued)

The standardized measure of discounted future net cash flows and a summary of the changes in the standardized measure of discounted future net cash flows related to the proved oil and gas reserves of the Newfield Properties is as follows:

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Standardized Measure of Discounted Future Net Cash Flows
Future cash inflows	$2,083,520	$3,271,361	$2,804,032
Less related future:
Production costs	(581,640)	(452,164)	(413,950)
Development and abandonment costs	(369,173)	(371,852)	(284,549)
Future net cash flows before income taxes	1,132,707	2,447,345	2,105,533
Future income tax expense	(396,447)	(856,571)	(736,937)
Future net cash flows before 10% discount	736,260	1,590,774	1,368,596
10% annual discount for estimating timing of cash flows	(117,224)	(278,215)	(222,684)
Standardized measure of discounted future net cash flows	$619,036	$1,312,559	$1,145,912

	Year Ended December 31,
	2006	2005	2004
	(In thousands)
Changes in Standardized Measure of Discounted
Future Net Cash Flows
Beginning of period	$1,312,559	$1,145,912	$1,119,043
Revisions of previous estimates:
Changes in prices and costs	(740,077)	805,897	106,705
Changes in quantities	12,287	(221,486)	(97,403)
Changes in future development costs	(104,202)	(76,025)	(1,948)
Development costs incurred during the period	160,850	35,841	50,229
Additions to proved reserves resulting from extensions,
discoveries and improved recovery, less related costs	185,010	164,508	203,819
Purchases and sales of reserves in place, net	2,724	19,740	187,393
Accretion of discount	201,932	176,294	172,160
Sales of oil and gas, net of production costs	(699,578)	(528,647)	(610,084)
Net change in income taxes	373,435	(89,733)	(14,468)
Production timing and other	(85,904)	(119,742)	30,466
Net increase (decrease)	(693,523)	166,647	26,869
End of period	$619,036	$1,312,559	$1,145,912

Unaudited Interim Statements of Revenues and Direct Operating Expenses
of Certain Oil and Gas Properties Acquired from Newfield Exploration Company

	Six Months Ended,
	June 30,
	2007	2006
	(In thousands)
Revenues	$342,158	$$311,171
Direct operating expenses	121,536	60,419
Revenues in excess of direct
operating expenses	$220,622	$250,752

The accompanying notes are an integral part of these statements.

Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties Acquired from Newfield Exploration Company

1.      Background and Basis of Presentation

On June 20, 2007, Newfield Exploration Company (“Newfield”) entered into a purchase and sale agreement with McMoRan Exploration Co. (“MMR”) whereby MMR will acquire all of Newfield’s producing properties in the shallow water Gulf of Mexico (the “Newfield Properties”) for a total cash consideration of $1.1 billion and the assumption of liabilities associated with the abandonment of wells and platforms. The agreement is effective as of July 1, 2007.

The accompanying unaudited statements include revenues directly associated with oil, natural gas and natural gas liquids production and direct lease operating expenses associated with the Newfield Properties.  For purposes of these statements, all properties identified in the purchase and sale agreement are included herein.  Because the Newfield Properties were not separate legal entities, the accompanying statements vary from an income statement in that they do not show certain expenses that were incurred in connection with ownership and operation of the Newfield Properties including, but not limited to, general and administrative expenses, interest and corporate income taxes.  These costs were not separately allocated to the properties in the accounting records of the Newfield Properties.  In addition, these allocations, if made using historical general and administrative structures and tax burdens, would not produce allocations that would be indicative of the historical performance of the Newfield Properties had they been MMR’s properties due to the differing size, structure, operations and accounting of Newfield and MMR.  The accompanying statements also do not include provisions for depreciation, depletion, amortization and accretion, as such amounts would not be indicative of the costs which MMR would incur upon the allocation of purchase price paid for the Newfield Properties.  Furthermore, a balance sheet has not been presented for the Newfield Properties due to the lack of segregated or easily obtainable data regarding their historical cost and related working capital balances.  Accordingly, the historical statements of revenues and direct operating expenses of the Newfield Properties are presented in lieu of the full financial statements required under Item 3-05 of Securities and Exchange Commission Regulation S-X.

In the opinion of management, the accompanying unaudited interim statements include all adjustments considered necessary for a fair presentation.  Interim period results are not necessarily indicative of the results of operations for a full year.

Revenue Recognition – Substantially all of the natural gas and oil production associated with the Newfield Properties was sold to a variety of purchasers under short-term (less than 12 months) contracts at market sensitive prices.  Revenue is recorded when production is delivered to the customer and collectibility is reasonably assured.  Revenues from the production of oil and gas in which Newfield has joint ownership are recorded under the sales method.  Differences between these sales and Newfield’s entitled share of production were not significant.

Direct Operating Expenses – Direct operating expenses are recognized when incurred and consist of direct expenses of operating the Newfield Properties.  The direct operating expenses include lease operating, processing, and production and other tax expense.  Lease operating expenses include lifting costs, well repair expenses, surface repair expenses, well workover costs and other field expenses.  Lease operating expenses also include expenses directly associated with support personnel, support services, equipment, facilities and insurance directly related to oil and natural gas production activities.  Production and other taxes consist of severance and ad valorem taxes.

2.      Commitments and Contingencies

Pursuant to the terms of the Purchase and Sale Agreement between Newfield and MMR, any litigation pending as of the effective date or any matters related to personal injury claims, royalty obligations, payment obligations arising in the ordinary course of business, and fines and penalties imposed by environmental agencies arising in connection with the ownership of the Newfield Properties prior to the effective date are retained by Newfield and MMR will be indemnified for such matters for a period of 3 years after the closing date.

Notwithstanding this indemnification, management of Newfield is not aware of any legal, environmental or other commitments or contingencies that would have a material adverse effect on the statements of revenues and direct operating expenses.

Notes to Unaudited Interim Statements of Revenues and Direct Operating Expenses of
Certain Oil and Gas Properties Acquired from Newfield Exploration Company

3.      Insurance Recoveries

In 2005, the Gulf of Mexico region experienced the impact of Hurricanes Katrina and Rita, which resulted in significant production deferrals and damage to infrastructure, pipelines and processing facilities.  Newfield maintained insurance coverage against many of the operating risks associated with exploration and production in the Gulf of Mexico.  The Newfield Properties experienced insurable damages that were partially offset by insurance benefits.  Hurricane-related repair and clean up expenses in excess of insurance benefits of $51.8 million for the six months ended June 30, 2007 are included in direct operating expenses in the unaudited interim statements of revenues and direct operating expenses on page 1.  For the six months ended June 30, 2006, all hurricane-related repairs and clean up expenses were covered by insurance benefits.